Exhibit 99.1

May 2, 2005

<<Investor>>

<<Street Address>>

<<City, State, Zip Code>>

Re: First Quarter 2005 Wells Limited Partnership Fact Sheets

Dear <<Investor>>:

In our ongoing effort to help you stay up-to-date on your Wells limited partnership investment, we have enclosed a first quarter 2005 fact sheet for each fund in which you are a limited partner. The fact sheet provides valuable information about each portfolio, including the annualized yield and tax passive losses, property activity, and current leasing percentages. For further details, you may access the first quarter 2005 Form 10-Q filing for your fund(s), which will be available after May 16 on the Wells Web site at www.wellsref.com. The login is “investor,” and the password is “growth.”

For your reference, the following summarizes the list of your investment(s), the number of units you own, and the net amount invested*:

<<Fund I, Class A, 00 Units, Net Amount Invested>>

<<Fund I, Class B, 00 Units, Net Amount Invested >>

<<Fund II, Class A, 00 Units, Net Amount Invested >>

<<Fund II, Class B, 00 Units, Net Amount Invested >>

<<Fund II-OW, Class A, 00 Units, Net Amount Invested >>

<<Fund II-OW, Class B, 00 Units, Net Amount Invested >>

<<Fund III, Class A, 00 Units, Net Amount Invested >>

<<Fund III, Class B, 00 Units, Net Amount Invested >>

<<Fund IV, Class A, 00 Units, Net Amount Invested >>

<<Fund IV, Class B, 00 Units, Net Amount Invested >>

<<Fund V, Class A, 00 Units, Net Amount Invested >>

<<Fund V, Class B, 00 Units, Net Amount Invested >>

<<Fund VI, Class A, 00 Units, Net Amount Invested >>

<<Fund VI, Class B, 00 Units, Net Amount Invested >>

<<Fund VII, Class A, 00 Units, Net Amount Invested >>

<<Fund VII, Class B, 00 Units, Net Amount Invested >>

<<Fund X, Class A, 00 Units, Net Amount Invested >>

<<Fund X, Class B, 00 Units, Net Amount Invested >>

<<Fund XI, Class A, 00 Units, Net Amount Invested >>

<<Fund XI, Class B, 00 Units, Net Amount Invested >>

<<Fund XII, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XII, Tax Preferred, 00 Units, Net Amount Invested >>

<<Fund XIII, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XIII, Tax Preferred, 00 Units, Net Amount Invested >>

<<Fund XIV, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XIV, Tax Preferred, 00 Units, Net Amount Invested >>

(over)

Also, if you have not already done so, please consider signing up for electronic communications in order to save partnership expenses. Not only will you receive information quickly and securely, you will help reduce mailing costs borne by the partnership. Simply call a Client Services Specialist today at 800-557-4830, and they’d be happy to assist you.

We value your support of Wells Real Estate Funds and thank you for allowing us to serve your investment needs.

Sincerely,

Leo F. Wells III

General Partner

Enclosure(s)

cc: Financial Representative

*	The “Net Amount Invested” is intended to show the original purchase amount of the units owned in the account less any Net Sale Proceeds (NSP) distributions that may have been paid on the underlying units. It is not intended to reflect the fair market value of your units, and you should be advised that these amounts do not represent the value of the Partnership’s properties or the amount you would receive upon liquidation of the Partnership. Please note that your investment in units is illiquid because there is no public trading market for the units, and there can be no assurance that you will be able to receive this amount for your units at any time in the future or upon the ultimate liquidation of the Partnership.

Wells Real Estate Fund III Fact Sheet        III

DATA AS OF MARCH 31, 2005

PORTFOLIO SUMMARY

PROPERTIES OWNED	% LEASED AS OF 3/31/2005	PERCENT OWNED
880 Holcomb Bridge Road	SOLD	9%
Boeing at the Atrium	100%	36%
Brookwood Grill	SOLD	38%
4400 Cox Road (Formerly known as the Reciprocal Group Building)	100%*	57%
Greenville Center	SOLD	100%
Stockbridge Village I	SOLD	57%

WEIGHTED AVERAGE	100%

*	Based on Apex’s lease expansion after the close of the quarter.

FUND FEATURES

OFFERING DATES	October 1988 – October 1990

PRICE PER UNIT	$1

A/B STRUCTURE	A’s – Cash available for distribution up to first 8% B’s – Net loss until capital account reaches zero + Cash available for distribution over first 8% up to 8%

A/B RATIO AT CLOSE OF OFFERING	89% to 11%

AMOUNT RAISED	$22,206,310

Please note that the figures in this fact sheet are subject to change as additional information becomes available related to a variety of factors, such as closing costs, prorations, and other adjustments.

Past performance is no guarantee of future results.

Portfolio Overview

Wells Fund III has moved from the positioning-for-sale phase into the disposition-and-liquidation phase of its life cycle. We have now sold four assets. Our focus on the remaining assets involves leasing and marketing efforts that we believe will result in the best disposition pricing for our investors.

There has been significant activity in the Fund in 2005. After the close of the quarter, Apex Systems signed a lease amendment at 4400 Cox Road to take the remaining vacant space in the building, bringing the overall occupancy to 100%. This property is now being marketed for sale, based on the strength of the recent leasing accomplishments. We also announced the next net sale proceeds distribution to limited partners, scheduled for the second quarter 2005, totaling approximately $775,000 from the sales of Stockbridge Village I, 880 Holcomb Bridge Road, and Brookwood Grill.

With four properties now sold and one on the market, the General Partners are currently reserving operating cash and a portion of net sale proceeds to fund expected re-leasing costs for the remaining vacancy at 4400 Cox Road, as well as anticipated capital expenditures at Boeing at the Atrium. We anticipate that operating distributions will continue to be reserved in the near term, given the re-leasing costs at 4400 Cox Road and the potential sale of this asset. Once the outcome of the property re-leasing and marketing efforts is known, the General Partners will evaluate if further distributions of net sale proceeds are appropriate.

We would like to highlight the Cumulative Performance Summary on the back page, which provides a high-level overview of the Fund’s overall performance to date.

Property Summary

•	The 880 Holcomb Bridge Road property was sold on July 1, 2004, and $607,643 in net sale proceeds has been allocated to Fund III. Of these proceeds, $143,029 has been used for the Fund’s pro-rata share of the re-leasing costs at 4400 Cox Road. The General Partners have reviewed the remaining re-leasing costs anticipated at 4400 Cox Road and determined that $90,075 of these net sale proceeds can be distributed to the limited partners, which is scheduled for the second quarter 2005. The remaining proceeds of $374,539 will be reserved at this time.

•	The Boeing at the Atrium property is currently 100% occupied by the Boeing/Shuttle Division of The Boeing Company. The existing lease extends through March 2008.

•	The Brookwood Grill property was sold on July 1, 2004, and $883,530 in net sale proceeds has been allocated to Fund III. The General Partners have reviewed the remaining re-leasing costs anticipated at 4400 Cox Road and determined that $130,972 of these net sale proceeds can be distributed to the limited partners, which is scheduled for the second quarter 2005. The remaining proceeds of $752,558 will be reserved at this time.

Continued on reverse

Wells Real Estate Fund III Fact Sheet        III

DATA AS OF MARCH 31, 2005

•	The 4400 Cox Road property is now 100% leased. After the close of the quarter, Apex Systems, Inc., leased the remaining vacant space in the building, beginning in July 2005. Apex now leases approximately 26,974 square feet, and this lease extends through September 2015. New York Life Insurance leases the remainder of the building (approximately 14,740 square feet), and this lease extends through December 2014. We are currently marketing this asset for sale.

•	The Greenville Center property was sold in 2002, and $1,312,003 of the net sale proceeds was distributed to the limited partners in January 2004. The remaining net sale proceeds of $959,183 were distributed in November 2004.

•	The Stockbridge Village I shopping center property was sold on April 29, 2004, and $6,879,238 in net sale proceeds has been allocated to Fund III. Of these proceeds, $626,466 has been used for the Fund’s pro-rata share of the re-leasing costs at 4400 Cox Road; $5,698,820 was distributed in November 2004; and the remaining proceeds of $553,953 are scheduled to be distributed in the second quarter 2005.

For further information, please refer to Fund III’s most recent

10-Q filing, which can be found on the Wells Web site

at www.wellsref.com.

CUMULATIVE PERFORMANCE SUMMARY (1)

	PAR VALUE	Cumulative Operating Cash Flow Distributed	Cumulative Passive Losses (2)	Cumulative Net Sale Proceeds Distributed	Est. Unit Value As of 12/31/04 (3)
PER “A” UNIT	$1.00	$0.83	N/A	$0.36	$0.39

PER “B” UNIT	$1.00	$0.12	$0.55	$0.34	$0.33

(1)	These per-unit amounts represent estimates of the amounts attributable to the limited partners who have purchased their units directly from the Partnership in its initial public offering of units.
(2)	This estimated per-unit amount is calculated as the sum of the annual per unit cumulative passive loss allocated to a Pure Class B unit, reduced for Gain on Sale per unit allocated to a Pure Class B Unit.
(3)	Please refer to the disclosure related to the estimated unit valuations contained in Item 5 of the 12/31/2004 Form 10-K for this partnership.

ANNUALIZED YIELD — PER “A” UNIT AT $1 OFFERING PRICE

	Q1	Q2	Q3	Q4	AVG YTD
2005	Reserved	—	—	—	—
2004	Reserved	Reserved	Reserved	Reserved	0.00%
2003	4.50%	4.50%	4.50%	4.50%	4.50%
2002	Reserved	Reserved	Reserved	4.50%	1.13%
2001	6.50%	6.00%	6.00%	Reserved	4.63%
2000	7.00%	Reserved	Reserved	Reserved	1.75%
1999	8.00%	8.00%	8.00%	8.00%	8.00%
1998	7.58%	8.00%	8.00%	9.25%	8.21%
1997	Reserved	Reserved	7.13%	8.04%	3.79%
1996	8.00%	8.00%	6.36%	6.53%	7.22%
1995	8.00%	8.00%	8.00%	8.00%	8.00%

TAX PASSIVE LOSSES – CLASS “B” PARTNERS

2004	2003	2002	2001	2000		1999
-33.51%*	0.00%	0.00%	0.00%	-1.37	%*	-1.61	%*

*	Negative percentage due to income allocation.

6200 The Corners Parkway • Norcross, GA 30092-3365 • www.wellsref.com • 800-448-1010

LPFLYPROFCTSHQ105-04	© 2005 Wells Real Estate Funds